SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
NEUROPACE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEUROPACE, INC.
455 N. Bernardo Avenue
Mountain View, California 94043
(650) 237-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2023
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of NeuroPace, Inc., a Delaware corporation. The meeting will be held on Wednesday, June 7, 2023 at 10:30 a.m. Pacific Time. To best facilitate stockholder participation in the Annual Meeting, this year the Annual Meeting will be held through a live webcast. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:
1.
To elect each of the Board of Director’s two nominees for Class II directors, Lisa Andrade and Joseph Lacob, each to hold office until the 2026 Annual Meeting of Stockholders and until their successor is duly elected and qualified or until their earlier death, resignation, or removal;

2.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of NeuroPace for its fiscal year ending December 31, 2023.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/NPCE2023 and entering the 16-digit Control Number included in your Notice of Internet Availability, proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 10:15 a.m. Pacific Time, on Wednesday, June 7, 2023.
Your vote is extremely important. Please vote at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares in accordance with the instructions you receive will save the expense of additional solicitation.
The record date for the Annual Meeting is April 10, 2023.
By Order of the Board of Directors

/s/ Irina Ridley
Irina Ridley, Chief Legal Officer and Corporate Secretary
455 N. Bernardo Avenue
Mountain View, California 94043
April 25, 2023
You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NEUROPACE, INC.
455 N. Bernardo Avenue
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

June 7, 2023
MEETING AGENDA
Proposals	Page	Voting Standard	Board Recommendation
Election of each of the Board of Director’s two nominees for Class II directors, Lisa Andrade and Joseph Lacob, each to serve until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal.	7	Plurality	FOR each of the director nominees
Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as NeuroPace’s independent registered public accounting firm for fiscal year 2023.	16	Majority of shares present virtually or represented by proxy and entitled to vote on the matter	FOR
We intend to mail the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on or about April 25, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Our board of directors is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of NeuroPace, Inc., for the purposes set forth in this proxy statement for our Annual Meeting (“Proxy Statement”). The Annual Meeting will be held virtually via a live audio-only webcast on the internet on Wednesday, June 7, 2023 at 10:30 a.m. Pacific Time. The Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“Annual Report”) is first being mailed on or about April 25, 2023 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on April 10, 2023, you are invited to attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/NPCE2023 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to NeuroPace, Inc. as “NeuroPace,” “we,” “us,” or “our” and the board of directors of NeuroPace as “our board of directors.” The Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the Annual Report without charge by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 25, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
To best facilitate stockholder participation in the Annual Meeting, this year the Annual Meeting will be held through a live webcast. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions at www.virtualshareholdermeeting.com/NPCE2023.
You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on April 10, 2023, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/NPCE2023 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card or voting instruction form, or in the email sending you the Proxy Statement.
If on April 10, 2023, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your shares is considered to be the stockholder of record for purposes of voting at the virtual Annual Meeting, and you are considered the beneficial owner. Many stockholders of record will provide you with a 16-digit Control Number via email or in your Notice or voting instruction form to attend and vote your shares at the Annual Meeting. If you did not receive a 16-digit Control Number via email or on your Notice of Internet Availability or voting instruction form, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on June 7, 2023.

What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/NPCE2023 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), and you do not have a 16-digit Control Number, you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/NPCE2023. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 30, 2023 and until the meeting, stockholders should email stockadmin@neuropace.com.
Where can we get technical assistance?
If you have difficulty accessing the meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/NPCE2023.
For the Annual Meeting, how do we ask questions of management and the board?
We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business in advance of the Annual Meeting as well as live during the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/NPCE2023. Guests will not be able to ask questions.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 10, 2023 will be entitled to vote at the Annual Meeting. On the record date, there were 25,361,661 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each proposal. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholder of Record: Shares Registered in Your Name
If on April 10, 2023 your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 10, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. If you are a beneficial owner of shares, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Many stockholders of record will provide you with a 16-digit Control Number via email or in your Notice or voting instruction form to attend and vote your shares at the virtual Annual Meeting. If you did not receive a 16-digit Control Number via email or on your Notice or voting instruction form, you will be provided with other instructions from your broker, bank or other stockholder of record that must be followed to vote your shares per your instructions or to attend and vote your shares at the Annual Meeting. Many brokers, banks or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so. However, since you are not the stockholder of record, if your broker, bank or other stockholder of record has not provided you with a 16-digit Control Number, you may not vote your shares unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•
Election of each of the Board of Director’s two nominees for Class II directors, Lisa Andrade and Joseph Lacob, each to serve until our 2026 Annual Meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal (Proposal 1); and

•
Ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 2).

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the internet, vote online at the meeting or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
•
To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/NPCE2023. You will need to enter the 16-digit Control Number found on your Notice, proxy card or notice you receive or in the email sending you the Proxy Statement.

•
To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on June 6, 2023), you may vote via the internet, by telephone, or by completing and returning your proxy card that you may request or that we may elect to deliver at a later time, as described below.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Have your proxy card or Notice with you when you call. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 6, 2023 to be counted.

•
To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Have your proxy card or Notice with you when you log in. Your internet vote must be received by 11:59 p.m. Eastern Time on June 6, 2023 to be counted.

•
To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. If you have a 16-digit Control Number, you may access and vote at the meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/NPCE2023.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2023.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for Class II director and “For” the ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not vote at the Annual Meeting or instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you a beneficial owner of shares held in street name, and you do not plan to attend the meeting, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 455 N. Bernardo Avenue, Mountain View, CA 94043.
•
You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2023, to our Corporate Secretary at NeuroPace, Inc, 455 N. Bernardo Avenue, Mountain View, CA 94043. However, if the meeting is held earlier than May 8, 2024 or after July 7, 2024, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 9, 2024, nor earlier than the close of business on February 8, 2024. In the event that next year’s annual meeting is not scheduled to occur within 30 days of June 7, 2024 (the anniversary of the Annual Meeting), the written notice must be received (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2024; provided, however, that, in the event that the annual meeting is held before March 11, 2024, or after July 8, 2024, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the date the later of sixty (60) days prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.
Please refer to our bylaws and Rule 14a-19 under the Exchange Act for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for that proposal.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023, must receive “For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person virtually or represented by proxy. On the record date, there were 25,361,661 shares outstanding and entitled to vote. Thus, the holders of 12,680,831 shares must be present virtually or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
In April 2023, Greg Garfield, one of our Class II directors whose term expires at the Annual Meeting, notified the Board of Directors that he will not stand for re-election at the Annual Meeting and will therefore step down as a director upon the expiration of his term at the conclusion of the Annual Meeting. Accordingly, the Board of Directors intends to reduce the size of the Board from eight to seven directors, effective as of the Annual Meeting.
There are two directors who are in the class term of office that expires in 2023. Each of the nominees listed below is currently a director of NeuroPace and, at the recommendation of our Nominating and Corporate Governance Committee, has been nominated for reelection to serve as a Class II director. If elected at the Annual Meeting, each of these nominees would serve until the 2026 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting.
The members of our Board of Directors, other than Ms. Kumar, Ms. Andrade and Mr. Geiger, were previously elected to the Board of Directors pursuant to the provisions of an amended and restated voting agreement, which terminated upon the closing of our initial public offering of our common stock in April 2021.
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee our Board of Directors proposes. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. We encourage our directors to attend our annual meetings of stockholders. Last year, all but one of our directors attended the 2022 annual meeting of stockholders.
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting
Joseph S. Lacob, age 67, has served as a member of our Board of Directors since 1997. Since 2010, Mr. Lacob has served as Co-Executive Chairman and Chief Executive Officer of the Golden State Warriors. Mr. Lacob has served as a director of Align Technology, Inc., a global medical device company, since 1997. Mr. Lacob earned a B.S. from the University of California, Irvine, an M.P.H. from the University of California, Los Angeles, and an M.B.A from the Stanford Graduate School of Business. The Nominating and Corporate Governance Committee believes Mr. Lacob is qualified to serve on our Board of Directors because of the historical knowledge and continuity he brings to our Board of Directors.
Lisa Andrade, age 51, has served as a member of our board of directors since 2021. Since March 2018, Ms. Andrade has served as Chief Executive Officer at M33, LLC, an executive coaching and leadership development company, where she oversees all aspects of the business and provides executive coaching and business consulting services. From January 2017 to February 2018, Ms. Andrade served as Divisional Vice President at Abbott Laboratories, a global medical device and healthcare company, where she led the ongoing medical device commercial activities and supported integration efforts associated with the acquisition of St. Jude Medical, Inc. From January 2014 to January 2017, Ms. Andrade served as Chief Marketing Officer at St. Jude Medical, a global medical device company, where she had global leadership responsibility for strategy, marketing, education, healthcare economics and reimbursement across all of its therapy areas. Ms. Andrade earned a B.S. in Biomedical and Electrical Engineering, an M.S. in Biomedical Engineering from Duke University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. The Nominating and Corporate Governance Committee believes Ms. Andrade is qualified to serve on our Board of Directors because of her extensive leadership, strategy, commercialization and life sciences industry experience.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Directors Continuing in Office Until the 2024 Annual Meeting
Rakhi Kumar, age 43, has served as a member of our Board of Directors since 2021. Since June 2018, Ms. Kumar has served as Chief Accounting Officer at Roivant Sciences Ltd., a biopharmaceutical company, where she leads Roivant’s accounting and financial operations and related internal controls functions. Ms. Kumar joined Roivant in September 2015, previously serving as Vice President, Finance and External Reporting, from December 2016 to June 2018, and as Senior Director, from September 2015 to December 2016. Prior to joining Roivant, Ms. Kumar was with The Medicines Company, from June 2013 to September 2015, where she was responsible for external reporting and corporate and technical accounting. Earlier in her career, Ms. Kumar was in the assurance services at Ernst and Young. Ms. Kumar earned an M.S in Accounting and Taxation from the University of Hartford. She is a certified public accountant. The Nominating and Corporate Governance Committee believes Ms. Kumar is qualified to serve on our Board of Directors because of her leadership and extensive life sciences industry experience.
Renee Ryan, age 54, has served as a member of our Board of Directors since 2013. Since August 2019, Ms. Ryan has served as Chief Executive Officer at Cala Health, Inc., a medical technology company. From 2011 to August 2019, Ms. Ryan served as Vice President, Investments, at Johnson & Johnson Development Corp., the venture investing arm of Johnson & Johnson. From 2008 to 2011, Ms. Ryan served as Managing Director at Robert W. Baird & Co., a private equity firm and financial services company. The Nominating and Corporate Governance Committee believes Ms. Ryan is qualified to serve on our Board of Directors because of her leadership experience and extensive experience in the medical device industry.
Uri Geiger, age 55, has served as a member of our Board of Directors since January 2023. Dr. Geiger co-founded and has served as the Managing Partner of Accelmed Partners, a private equity firm focused on medical device companies, since 2009. Prior to founding Accelmed Partners, Dr. Geiger served as the Chief Executive Officer of Exalenz Bioscience Ltd., the developer of a technology for diagnosing liver and gastrointestinal disorders, from 2006 until its acquisition by Meridian Bioscience in December 2008, and co-founded and served as the Chief Executive Officer of GalayOr Networks, a developer of optical components, from 2001 until its acquisition by MEMSCAP in 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel’s first hedge funds, which was sold to Migdal in 2007. Dr. Geiger has served on the boards of directors of Minerva Surgical Inc. since February 2023 and of Strata Skin Sciences, Inc. since May 2018, including as the chairman of the board of directors of Strata Skin Sciences, Inc. from May 2018 to April 2021. Dr. Geiger also served as the chairman of the board of directors of Cogentix Medical, Inc. from November 2016 until its sale in April 2018. Dr. Geiger currently also serves on the board of directors of a number of private medical device companies. Dr. Geiger earned a Ph.D. in Economics from Columbia University’s Center for Law & Economics, where he majored in global equity markets. The Nominating and Corporate Governance Committee believes Dr. Geiger is qualified to serve on our Board of Directors because of his extensive experience in the medical device industry and on the boards of directors of public companies.
Directors Continuing in Office Until the 2025 Annual Meeting
Frank Fischer, age 81, has served as the Chairman of our Board of Directors since 1997. From 2000 to July 2019, Mr. Fischer served as our President and Chief Executive Officer and as a part-time employee of ours from July 2019 to January 2020. Prior to that, Mr. Fischer was President and Chief Executive Officer of Heartport, Inc., a medical device company, from 1998 to 1999, and served on Heartport’s board of directors from 1992 to 1999. Previously, Mr. Fischer was President and Chief Executive Officer of Ventritex, Inc., a company that pioneered implantable cardiac defibrillators, from 1987 until the sale of the company to St. Jude Medical, Inc. in 1997. Mr. Fischer has served as a member of the board of directors of Nevro, Inc., a medical device company, since 2012, and as a member of the board of directors of Tenon Medical, Inc., a medical device company, since April 2022. Mr. Fischer received a B.S. in Mechanical Engineering and a M.S. in Management from Rensselaer Polytechnic Institute. The Nominating and Corporate Governance Committee believes that Mr. Fischer is qualified to serve on our Board of Directors because of his extensive experience with medical device companies and the historical knowledge and continuity he brings to our Board of Directors.

Michael Favet, age 53, has served as our President and Chief Executive Officer since 2019 and has served as a member of our Board of Directors since September 2016. From June 2016 to July 2019, Mr. Favet served as Managing Director at KCK-US, Inc., an investment fund, where he was responsible for strategic investments and advising portfolio companies, and also acted as our Chief Commercial Officer from October 2018 to July 2019. From 2015 to January 2017, Mr. Favet served as Chief Operating Officer at Advanced Cardiac Therapeutics, Inc., a medical device company, where he was responsible for overseeing operations. From 2012 to 2015, Mr. Favet served as Chief Operating Officer at Sonitus Medical Inc., a medical device company. Mr. Favet earned a B.S. in Mechanical Engineering from the University of Illinois and an M.B.A. from the University of Minnesota. The Nominating and Corporate Governance Committee believes that Mr. Favet’s business expertise and his daily insight into corporate matters as our President and Chief Executive Officer qualify him to serve on our Board of Directors.
Board Diversity
The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.
Board Diversity Matrix (As of March 31, 2023)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
Asian	1	0
White	2	5

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of The Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board of Directors has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Andrade, Mr. Fischer, Mr. Garfield, Mr. Geiger, Ms. Kumar, Mr. Lacob and Ms. Ryan. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with us.
Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our company. The roles of Chairman of the Board and Chief Executive Officer are currently filled by separate individuals. Frank Fischer, an independent director, is the non-executive Chairperson of our board of directors and Michael Favet is our President and Chief Executive Officer. Although our bylaws and Corporate Governance Guidelines do not require that we separate the positions of chair of the Board of Directors and Chief Executive Officer, our board of directors believes that the separation of the offices of the Chairperson and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on our business strategy, operations and corporate vision, while allowing our chair to lead our Board of Directors in its fundamental role of providing advice to and oversight of members of management. Our board of directors elects our Chairperson and Chief Executive Officer, and each of these positions may be held by the same person or by different people. Our Board of Directors recognizes that, depending on the circumstances, other leadership models may be appropriate and we believe that it is important that the board of directors retain flexibility to review its leadership structure.
We believe that independent and effective oversight of our business and affairs is maintained through the composition of our board of directors, the leadership of our independent directors and the committees and our governance structures and processes already in place. The board of directors consists of a majority of independent directors, and the committees of our board of directors are composed entirely of independent directors.
Role of the Board in Risk Oversight
Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations and the financial condition and performance. Our Board of Directors focuses its oversight on the most significant risks we face. Additionally, our Board of Directors evaluates our processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, cybersecurity, legal and regulatory. Our Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for assessment and management of risks and the implementation of processes and controls to mitigate their effects on us.
The Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our independent auditors, as appropriate, our major financial risk exposures as well as other relevant risks, including those relating to information compliance and cybersecurity. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether our compensation policies are appropriate and in line with industry standards and whether any of our compensation policies and practices are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee oversees the management of risks associated with our corporate governance practices and the independence and composition of our Board of Directors. Our Board committees provide regular reports to our Board of Directors.

Meetings of The Board of Directors
The board of directors met eight times and acted by unanimous written consent eight times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Information Regarding Committees of the Board of Directors
The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2022 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Lisa Andrade	X	X
Greg Garfield(1)		X*	X*
Rakhi Kumar	X*
Joseph S. Lacob			X
Renee Ryan	X	X
Total meetings in fiscal year 2022	4	4	1
*	Committee Chairperson
(1)
Mr. Garfield has notified the Board of Directors that he will not stand for re-election at the Annual Meeting and will therefore step down as a director upon the expiration of his term at the conclusion of the Annual Meeting. Effective as of the Annual Meeting, we currently intend that the composition of the Board committees shall be as follows: (i) the Audit Committee shall be composed of Ms. Kumar, Ms. Ryan and Mr. Fischer, with Ms. Kumar serving as Chairperson; (ii) the Compensation Committee shall be composed of Ms. Andrade, Ms. Ryan, and Dr. Geiger, with Ms. Andrade serving as Chairperson; and (iii) the Nominating and Corporate Governance Committee shall be composed of Ms. Andrade, Mr. Lacob, and Mr. Fischer, with Mr. Fischer serving as Chairperson.

Below is a description of each committee of the Board of Directors.
The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Audit Committee
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing our risk assessment and risk management processes;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

In 2022, the Audit Committee was composed of three directors: Ms. Andrade, Ms. Kumar and Ms. Ryan. Effective as of the Annual Meeting, we currently intend that the Audit Committee will be composed of Ms. Kumar, Ms. Ryan and Mr. Fischer, with Ms. Kumar serving as Chairperson. The Audit Committee met five times during the fiscal year. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on our website at https://investors.neuropace.com/corporate-governance.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board of Directors has also determined that Ms. Kumar qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Ms. Kumar’s level of knowledge and experience based on a number of factors, including her formal education and experience.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended 2022 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended 2022.
Members of the Audit Committee
Ms. Andrade
Ms. Kumar
Ms. Ryan
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
In 2022, the Compensation Committee was composed of three directors: Ms. Andrade, Mr. Garfield, and Ms. Ryan. Mr. Garfield has notified the Board of Directors that he will not stand for re-election at the Annual Meeting and will therefore step down as a director upon the expiration of his term at the conclusion of the Annual Meeting. Effective as of the Annual Meeting, we currently intend that the Compensation Committee will be composed of Ms. Andrade, Ms. Ryan, and Dr. Geiger, with Ms. Andrade serving as Chairperson. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during the fiscal year. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at https://investors.neuropace.com/corporate-governance.
The Compensation Committee acts on behalf of the Board of Directors to review, oversee (or make recommendation to the Board of Directors for approval of) our compensation strategy, policies, plans and programs, including:
•
reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers, including evaluating the performance of our chief executive officer and, with his assistance, that of our other executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;
•	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•	administering our equity incentive plans, awards, pension, and profit sharing plans, bonus plans, benefit plans and other similar programs;

•
reviewing, adopting, amending, or terminating our incentive compensation and plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Legal Officer and VP, Human Resources and, as necessary, Compensia, Inc. (“Compensia”). The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia as compensation consultants.
To assist in determining bonus compensation for 2022 and overall compensation for 2023, Compensia and the Compensation Committee reviewed a peer group of publicly traded companies in the life sciences industry at a stage of development, market capitalization and size comparable to us. The Compensation Committee believed these companies were generally comparable to us and that we competed with these companies for talent, including executive talent.
For compensation decisions for executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee in consultation with the Board of Directors.
Nominating and Corporate Governance Committee
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Directors;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and
•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.

The Nominating and Corporate Governance Committee was composed of three directors until April 2022: Messrs. Garfield, Lacob and Fischer. In April 2022, Mr. Fischer ceased to be a member of the Nominating and Corporate Governance Committee, at which time the Nominating and Corporate Governance Committee became composed of two directors. In April, 2023, Mr. Garfield notified the Board of Directors that he will not stand for re-election at the Annual Meeting and will therefore step down as a director upon the expiration of his term at the conclusion of the Annual Meeting. Effective as of the Annual Meeting, we currently intend that the Nominating and Corporate Governance Committee will be composed of Ms. Andrade, Mr. Lacob, and Mr. Fischer, with Mr. Fischer serving as Chairperson. Messrs. Garfield and Lacob are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards. Mr. Fischer was, at the time he was serving on the Nominating and Corporate Governance Committee in 2022, not an independent director and was serving on the Nominating and Corporate Governance Committee pursuant to the phase-in provisions of the Nasdaq rules which permitted him to serve on the Nominating and Corporate Governance Committee for a period of time following the initial public offering of our common stock notwithstanding that he was not independent. Mr. Fischer became an independent director in January 2023. The Nominating and Corporate Governance Committee met one time during the fiscal year. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website and https://investors.neuropace.com/corporate-governance.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of NeuroPace, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board of Directors refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside consultant. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. In fiscal year 2022, the Nominating and Corporate Governance Committee paid fees to Davis Board Services, LLC to assist in the process of identifying or evaluating director candidates.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 455 N. Bernardo Avenue, Mountain View, CA 94043. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Communications with The Board Of Directors
Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent.
Code of Ethics
We have adopted the NeuroPace, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://investors.neuropace.com/corporate-governance. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
In April 2021, the Board of Directors documented the governance practices we follow by adopting Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed at https://investors.neuropace.com/corporate-governance.
Hedging Policy
Our insider trading policy prohibits any director, employee (including our executive officers) or consultant from our company from, among other things, engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our common stock at any time.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2021 and December 31, 2022, by PricewaterhouseCoopers LLP, our principal accountant.
	Fiscal Year Ended
	2022	2021
	(in thousands)
Audit Fees(1)	$1,130	$1,883
Audit-related Fees	—	—
Tax Fees(2)	—	—
All Other Fees	1	—
Total Fees	$1,131	$1,883
(1)
“Audit fees” consist of fees for professional services provided in connection with the audit of our annual financial statements, reviews of our quarterly condensed financial statements, and statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2022, this category also included fees for services provided in connection with our shelf registration statement.

(2)	“All Other Fees” consist of fees billed for an annual subscription to PricewaterhouseCoopers LLP’s accounting literature and tools.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves audit and non-audit services as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2023 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2023 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is based on 25,352,204 shares of our common stock outstanding as of March 31, 2023. Shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days after March 31, 2023, as well as RSUs that will vest within 60 days after March 31, 2023, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.
Beneficial Owner	Shares Owned	Shares that May be Acquired Within 60 Days	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
Entities Affiliated with Soleus Private Equity Fund I, L.P.(1)	2,369,003	—	2,369,003	9.3%
Entities Affiliated with OrbiMed Private Investments VI, LP(2)	4,012,281	—	4,012,281	15.8%
KCK Ltd.(3)	5,621,111	—	5,621,111	22.2%
Entities Affiliated with Accelmed Partners II LP(4)	4,432,948	—	4,432,948	17.5%
Morgan Stanley(5)	2,188,589	—	2,188,589	8.6%
FMR LLC(6)	1,449,926	—	1,449,926	5.7%
Michael Favet	48,341	1,131,094	1,179,435	4.5%
Martha Morrell, M.D.	14,786	327,592	342,378	1.3%
Irina Ridley	12,586	122,680	135,266	*
Lisa Andrade	—	22,321	22,321	*
Frank Fischer	565,657	31,800	597,457	2.4%
Greg Garfield	32,126	31,800	63,926	*
Uri Geiger(7)	4,432,948	13,391	4,446,339	17.5%
Rakhi Kumar	—	31,800	31,800	*
Joseph S. Lacob	351,920	31,800	383,720	1.5%
Renee Ryan	41,170	31,800	72,970	*
All executive officers and directors as a group (11 persons)	5,518,387	2,018,786	7,537,173	27.5%
*	Less than one percent.
(1)
Of these shares, 592,186 shares are held directly by Soleus Private Equity Fund I, L.P. (“Soleus PE”), of which Soleus Private Equity GP I, LLC (“Soleus GP”) is the sole general partner, and Soleus PE GP I, LLC is the sole manager of Soleus GP, and each of these entities has shared voting and dispositive power over these shares. 1,776,817 shares are held by Soleus Capital Master Fund, L.P. (“Master Fund”), of which Soleus Capital, LLC is the sole general partner, and Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC, and each of these entities has shared voting and dispositive power over these shares. Mr. Guy Levy is the sole managing member of each of Soleus PE GP I, LLC and Solus Capital Group, LLC and, accordingly, has shared voting and dispositive power over all of these shares. Mr. Guy Levy disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address for each of these persons and entities is 104 Field Point Road, 2nd Floor Greenwich, CT 06830. This information is based upon a Schedule 13G/A filed with the SEC on February 14, 2023 reporting beneficial ownership as of December 31, 2022 and, consequently, the beneficial ownership of these entities may have changed since that date.

(2)
OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OrbiMed Private Investments VI, LP (“OPI VI”), the holder of the shares. OrbiMed Advisors LLC (“Advisors”) is the managing member of GP VI. By virtue of such relationships, GP VI and Advisors may be deemed to have shared voting and investment power with respect to the shares held by OPI VI and as a result may be deemed to have beneficial ownership of such shares. Advisors exercises investment and voting power through a management committee comprising Carl L. Gordon, Sven H. Borho and W. Carter Neild. Each of GP VI and Advisors disclaims beneficial ownership of the shares held by OPI VI, except to the extent of its pecuniary interest therein, if any. The address of each of GP VI and Advisors is 601 Lexington Avenue, 54th Floor New York, NY 10022. This information is based upon a Schedule 13G/A filed with the SEC on February 14, 2023 reporting beneficial ownership as of December 31, 2022 and, consequently, the beneficial ownership of these entities may have changed since that date.

(3)
KCK Ltd. has sole voting and investment power with respect to the shares. KCK Ltd., through a board of directors consisting of three or more persons, has sole voting and investment power with respect to the shares of common stock held by KCK Ltd. Mr. Greg Garfield, who serves as Senior Managing Director with KCK-US, Inc., an affiliate of KCK Ltd., is also a member of our Board of Directors. The address of KCK Ltd. is Corner House, 20 Parliament Street, Hamilton, Bermuda, HM12. This information is based upon a Schedule 13G filed with the SEC on October 7, 2022 reporting beneficial ownership as of December 31, 2021 and, consequently, the beneficial ownership of these entities may have changed since that date.

(4)
Accelmed Partners II, LLC (“Accelmed LLC”) is the general partner of Accelmed Partners II GP, L.P., which is the general partner of Accelmed Partners II LP, the holder of the shares. Uri Geiger, who joined our Board of Directors in January 2023, is the managing partner of Accelmed LLC. Each of Accelmed LLC, Accelmed Partners II GP, L.P. and Mr. Geiger has sole voting and dispositive power with respect to the shares held by Accelmed Partners II LP. Evan Norton, who served as a General Partner with Accelmed LLC, was also a member of our Board of Directors until November 2021. The address of each of Accelmed LLC, Accelmed Partners II GP, LP, Accelmed Partners II LP, Mr. Geiger and Mr. Norton is Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands. This information is based upon a Schedule 13D/A filed with the SEC on November 23, 2022 reporting beneficial ownership as of November 21, 2022 and, consequently, the beneficial ownership of these entities may have changed since that date.

(5)
Morgan Stanley has shared voting power over 2,185,732 shares and has shared dispositive power over all of the shares, and Morgan Stanley Capital Services LLC has shared voting and dispositive power over 2,185,732 of such shares. The address of each of entity is 1585 Broadway New York, NY 10036. This information is based upon a Schedule 13G filed with the SEC on February 10, 2023 reporting beneficial ownership as of December 30, 2022 and, consequently, the beneficial ownership of these entities may have changed since that date.

(6)
The shares are held directly by FMR LLC, which has sole power to invest the shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC, Abigail P. Johnson and members of the Johnson family is 245 Summer Street, Boston, MA 02210. This information is based upon a Schedule 13G filed with the SEC on February 9, 2023 reporting beneficial ownership as of December 31, 2022 and, consequently, the beneficial ownership of these entities may have changed since that date.

(7)	Outstanding shares consist of the shares described in footnote (4) above.

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of March 31, 2023:
Name	Age	Position(s)
Michael Favet(1)	53	President, Chief Executive Officer and Director
Rebecca Kuhn	63	Chief Financial Officer and Vice President, Finance and Administration
Martha Morrell, M.D.	67	Chief Medical Officer
Irina Ridley	37	Chief Legal Officer and Corporate Secretary
(1)	Please see “Directors Continuing in Office Until the 2025 Annual Meeting” for Mr. Favet’s biography.
Rebecca Kuhn has served as our Chief Financial Officer and Vice President, Finance and Administration since 2000. From 1992 to 2000, Ms. Kuhn served in roles of increasing responsibility, most recently as Treasurer and Director of Finance at Heartport, Inc., a medical device company. Ms. Kuhn earned a B.S. in Business Administration from The Ohio State University and an M.B.A. from the Graduate School of Business at Stanford University.
Martha Morrell, M.D. has served as our Chief Medical Officer since 2004. Dr. Morrell has also served as a Clinical Professor of Neurology at Stanford University since 2004. Dr. Morrell previously served as the Caitlin Tynan Doyle Professor of Clinical Neurology at Columbia University and Director of the Columbia Comprehensive Epilepsy Center at New York Presbyterian Hospital from 1998 to 2004. Prior to that, Dr. Morrell served on the faculty of the Stanford University School of Medicine and as the Director of the Stanford Comprehensive Epilepsy Center from 1990 to 1998. Dr. Morrell earned a B.A. from Barnard College and an M.D. from the Stanford University School of Medicine.
Irina Ridley has served as our Chief Legal Officer and Corporate Secretary since December 2022 and our Corporate Secretary since November 2020, and previously served as our General Counsel from November 2020 to December 2022. Ms. Ridley previously served as Chief Counsel at Myriad Genetics, Inc., a precision medicine company, from August 2018 to November 2020, where she was responsible for corporate legal matters. From August 2016 to August 2018, she served as Associate General Counsel and Privacy Officer at Counsyl Inc., a genetic testing company, where prior to its acquisition by Myriad Genetics, Inc., she was responsible for corporate legal matters. From 2014 to August 2016, she served as Compliance and Privacy Officer at Omada Health, a digital health company, where she was the first attorney and was responsible for building out Omada Health’s compliance and privacy programs. Prior to that, from 2011 to 2014, Ms. Ridley worked in management consulting, serving in roles of increasing responsibility at Deloitte Tax, LLP, and PricewaterhouseCoopers LLP. Ms. Ridley has served on the Alumni Board of Directors of Albany Law School since July 2016 and previously served on the Board of Directors of Women in Security and Privacy from May 2016 to October 2017. Ms. Ridley earned a B.S. and an M.B.A. from the Rensselaer Polytechnic Institute and a J.D. from Albany Law School of Union University.

EXECUTIVE COMPENSATION
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the year ended December 31, 2022 were:
•	Michael Favet, our President and Chief Executive Officer;
•	Martha Morrell, our Chief Medical Officer; and
•	Irina Ridley, our Chief Legal Officer and Corporate Secretary.
Summary Compensation Table
The following table shows for the fiscal years ended 2022 and 2021, compensation awarded to or paid to, or earned by, our named executive officers.
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael Favet, President and Chief Executive Officer	2022	538,667	1,256,148	1,249,945	161,543	504	3,206,807
	2021	505,833	611,820	629,100	329,588	504	2,076,845
Martha Morrell, M.D., Chief Medical Officer	2022	453,000	381,094	378,797	102,538	328	1,315,757
	2021	435,679	188,305	193,124	147,825	401	965,334
Irina Ridley, Chief Legal Officer and Corporate Secretary	2022	378,500	464,444	338,297	120,306	504	1,302,051
	2021	359,167	130,748	415,631	102,938	504	1,008,988
(1)
The amounts disclosed represent the aggregate grant date fair value of the awards granted in 2022 and 2021, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. This amount does not reflect the actual economic value that may be realized by our named executive officers.

(2)	Represents annual performance-based cash bonuses earned based on the achievement of certain corporate performance objectives.
(3)	Represents life insurance premiums paid on behalf of the named executive officers.

Narrative to the Summary Compensation Table
Annual Base Salary
The base salary of our named executive officers is generally determined and approved by our Board of Directors in connection with the commencement of employment of the named executive officer and may be adjusted from time to time thereafter as the Board of Directors determines appropriate. The 2022 and 2021 annual base salaries for our named executive officers are set forth in the table below.
Name	Year(1)	Base Salary ($)
Michael Favet, President and Chief Executive Officer	2022	543,000
	2021	517,000
Martha Morrell, M.D., Chief Medical Officer	2022	456,000
	2021	438,000
Irina Ridley, Chief Legal Officer and Corporate Secretary	2022	381,000
	2021	366,000
(1)	Changes to base salary for each year became effective on March 1st of such fiscal year.
Non-Equity Incentive Plan Compensation
In addition to base salaries, each of our named executive officers is eligible to receive annual cash bonuses which are designed to provide appropriate incentives to our named executive officers to achieve defined annual corporate goals and to reward our named executive officers for their individual achievements. The annual bonus awarded to each named executive officer may be based in part on the extent to which we achieve corporate goals. At the end of the year, our Board of Directors reviews our performance against each corporate goal and considers the extent to which we achieved each of our corporate goals.
There is no minimum bonus percentage or amount established for our named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and, when applicable, individual performance.
For 2021, Mr. Favet was eligible for a target bonus equal to 85% of his base salary. This annual cash bonus for 2021 performance was determined based on the following factors: revenue and operating loss targets and achievement of non-revenue based corporate objectives. For 2021, our Board of Directors determined that Mr. Favet was entitled to approximately 75% of his target bonus.
For 2022, Mr. Favet was eligible for a target bonus equal to 85% of his base salary. This annual cash bonus for 2022 performance was determined based on the following factors: revenue and operating loss targets and achievement of non-revenue based corporate objectives. For 2022, our Board of Directors determined that Mr. Favet was entitled to approximately 35% of his target bonus.
For 2021, Dr. Morrell was eligible for a target bonus equal to 45% of her base salary. This annual cash bonus for 2021 performance was determined based on the following factors: revenue and operating loss targets and achievement of non-revenue based corporate objectives. For 2021, our Board of Directors determined that Dr. Morell was entitled to 75% of her target bonus.
For 2022, Dr. Morrell was eligible for a target bonus equal to 45% of her base salary. 50% of this annual cash bonus for 2022 performance was determined based on the following factors: revenue and operating loss targets and achievement of non-revenue based corporate objectives. The other 50% of this annual cash bonus for 2021 performance was based on achievement of individual and team objectives. For 2022, our Board of Directors determined that Dr. Morell was entitled to 50% of her target bonus.
For 2021, Ms. Ridley was eligible for a target bonus equal to 37.5% of her base salary. This annual cash bonus for 2021 performance was determined based on the following factors: revenue and operating loss targets and achievement of non-revenue based corporate objective. For 2021, our Board of Directors determined that Ms. Ridley was entitled to 75% of her target bonus.
For 2022, Ms. Ridley was eligible for a target bonus equal to 45% of her base salary. 50% of this annual cash bonus for 2022 performance was determined based on the following factors: revenue and operating loss targets and achievement of non-revenue based corporate objectives. The other 50% of this annual cash bonus for

2021 performance was based on achievement of individual and team objectives. For 2022, our Board of Directors determined that Ms. Ridley was entitled to 70% of her target bonus.
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our named executive officers’ interests with those of our stockholders and to retain and incentivize our named executive officers over the long-term. Our Board of Directors is responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our named executive officers generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically to specifically incentivize our named executive officers with respect to achieving certain corporate goals or to reward our named executive officers for exceptional performance. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award. Generally, our option awards vest over a four-year period subject to the holder’s continuous service to us, as further described under “Outstanding Equity Awards at Fiscal Year End” below.
In January 2021, our Board of Directors granted options to purchase 92,308 shares to Ms. Ridley, with an exercise price per share of $1.04 in connection with her joining NeuroPace. 25% of the shares subject to each option vested on December 30, 2021. The remaining shares subject to each option vest in 36 equal monthly installments thereafter.
In June 2021, our Board of Directors granted options to purchase 54,000 shares to Mr. Favet, 16,620 shares to Dr. Morrell and 11,540 shares to Ms. Ridley, each with an exercise price per share of $21.67. 25% of the shares subject to each option vested on April 22, 2022. The remaining shares subject to each option vest in 12 equal quarterly installments thereafter. In addition, the options provide for vesting acceleration upon certain qualifying terminations of employment, as described below under “Employment, Severance, and Change in Control Agreements”. In June 2021, our Board of Directors also granted 27,000 restricted stock units to Mr. Favet, 8,310 restricted stock units to Dr. Morrell and 5,770 restricted stock units to Ms. Ridley. 25% of the restricted stock units vested on April 22, 2022 and the remaining restricted stock units vest in 12 equal quarterly installments thereafter. In addition, the restricted stock units provide for vesting acceleration upon certain qualifying terminations of employment, as described below under “Employment, Severance, and Change in Control Agreements”.
In March 2022, our Board of Directors granted options to purchase 310,160 shares to Mr. Favet, 93,530 shares to Dr. Morrell and 83,530 shares to Ms. Ridley, with an exercise price of $8.15 ($8.10 for Mr. Favet). 25% of the shares subject to each option vested on March 3, 2023 (March 8, 2023 for Mr. Favet). The remaining shares subject to each option vest in 36 equal monthly installments thereafter. In addition, the options provide for vesting acceleration upon certain qualifying terminations of employment, as described below under “Employment, Severance, and Change in Control Agreements.” In March 2022, our Board of Directors also granted 155,080 restricted stock units to Mr. Favet, 46,760 restricted stock units to Dr. Morrell and 56,987 restricted stock units to Ms. Ridley. 25% of the restricted stock units vested on March 3, 2023 (March 8, 2023 for Mr. Favet) and the remaining restricted stock units vest in 12 equal quarterly installments thereafter. In addition, the restricted stock units provide for vesting acceleration upon certain qualifying terminations of employment, as described below under “Employment, Severance, and Change in Control Agreements”.

Outstanding Equity Awards at Fiscal Year End
The following table shows for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.
	Option Awards						Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Michael Favet President and Chief Executive Officer	10/30/2020(1)	8/19/2020	976,923	—	$0.026	10/29/2030	—	—
	11/30/2020(2)	8/1/2019	35,583	—	$0.026	7/22/2029	—	—
	6/4/2021(2)	4/22/2021	22,500	31,500	$21.67	6/3/2031	—	—
	3/8/2022(2)	3/8/2022	—	310,160	$8.10	3/7/2032	—	—
	6/4/2021(3)	4/22/2021	—	—	—	—	16,875	25,144
	3/8/2022(3)	3/8/2022	—	—	—	—	155,080	231,069
Martha Morrell Chief Medical Officer	10/30/2020(1)	8/19/2020	278,846	—	$0.026	10/29/2030
	(4)	(4)	384	—	$0.026	3/6/2023	—	—
	(4)	(4)	192	—	$0.026	4/21/2024	—	—
	(4)	(4)	192	—	$0.026	10/12/2024	—	—
	(4)	(4)	192	—	$0.026	7/23/2025	—	—
	(4)	(4)	12,234	—	$0.026	12/1/2027	—	—
	6/4/2021(2)	4/22/2021	6,925	9,695	$21.67	6/3/2031	—	—
	3/3/2022(2)	3/3/2022	—	93,530	$8.15	3/2/2032	—	—
	6/4/2021(3)	4/22/2021	—	—	—	—	5,193	7,738
	3/3/2022(3)	3/3/2022	—	—	—	—	46,760	69,672
Irina Ridley Chief Legal Officer and Corporate Secretary	1/20/2021(2)	11/30/2020	92,307	—	$1.04	1/19/2031	—	—
	6/4/2021(2)	4/22/2021	4,808	6,732	$21.67	6/3/2031	—	—
	3/3/2022(2)	3/3/2022	—	83,530	$8.15	3/2/2032	—	—
	6/4/2021(3)	4/22/2021	—	—	—	—	3,606	5,373
	3/3/2022(3)	3/3/2022	—	—	—	—	56,987	84,911
(1)	1/48th of the shares subject to this option will vest on each monthly anniversary following the vesting commencement date, subject to the named executive officer’s continued service with us.
(2)
1/4th of the shares subject to this option will vest on the first anniversary of the vesting commencement date, and the remaining shares will vest in equal monthly installments thereafter over 36 months, subject to the named executive officer’s continued service with us.

(3)
1/4th of the shares subject to the restricted stock unit will vest on the first anniversary of the vesting commencement date, and the remaining shares will vest in equal quarterly installments thereafter over 36 months, subject to the named executive officer’s continued service with us.

(4)	This option is fully vested.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a non-binding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Pension and retirement benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during the year ended December 31, 2022.

Nonqualified deferred compensation
Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2022. Our Board of Directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Employment, Severance, and Change in Control Agreements
Below is a description of our employment agreements with Mr. Favet, Dr. Morrell and Ms. Ridley. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, see the section below titled “Severance and Change in Control.”
Employment Agreement with Mr. Favet
In March 2021, we entered into an amended and restated employment agreement with Mr. Favet, our President and Chief Executive Officer and a member of our Board of Directors, which provided that Mr. Favet’s annual base salary would be $450,000, and that Mr. Favet’s base salary would be increased to $517,000, retroactive to March 1, 2021, if our IPO was completed by October 1, 2021. The employment agreement also provides that Mr. Favet’s maximum annual bonus opportunity would be increased from 50% to 85% of his then current base salary if our IPO was completed by October 1, 2021. The employment agreement provides that Mr. Favet will be eligible for severance benefits under our Officer Severance Benefit Plan, the terms of which are described below. Mr. Favet is also eligible to participate in benefit plans and arrangements made available to all full-time employees.
Additionally, the employment agreement provides for an option award which has previously been granted and is described in more detail above in the chart entitled “Outstanding Equity Awards at Fiscal Year End”.
Employment Agreement with Dr. Morrell
In March 2021, we entered into an amended and restated employment agreement with Dr. Morrell, our Chief Medical Officer, which provided that Dr. Morrell’s annual base salary would be $424,000, and that Dr. Morrell’s base salary would be increased to $438,000, retroactive to March 1, 2021, if our IPO was completed by October 1, 2021. The employment agreement also provides that Dr. Morrell’s maximum annual bonus opportunity would be increased from 20% to 45% of her then current base salary following completion of our IPO. The employment agreement provides that Dr. Morrell will be eligible for severance benefits under our Officer Severance Benefit Plan, the terms of which are described below. Dr. Morrell is also eligible to participate in benefit plans and arrangements made available to all full-time employees.
Additionally, the employment agreement provides for an option award which has previously been granted and is described in more detail above in the chart entitled “Outstanding Equity Awards at Fiscal Year End”.
Employment Agreement with Ms. Ridley
In March 2021, we entered into an amended and restated employment agreement with Ms. Ridley, our Chief Legal Officer and Corporate Secretary, which provided that Ms. Ridley’s annual base salary would be $325,000, and that Ms. Ridley’s base salary would be increased to $366,000, retroactive to March 1, 2021, if our IPO was completed by October 1, 2021. The employment agreement also provides that Ms. Ridley’s maximum annual bonus opportunity would be increased from 20% to 37.5% of her then current base salary following completion of our IPO. The employment agreement provides that Ms. Ridley will be eligible for severance benefits under our Officer Severance Benefit Plan, the terms of which are described below. Ms. Ridley is also eligible to participate in benefit plans and arrangements made available to all full-time employees.
Additionally, the employment agreement provides for an option award which has previously been granted and is described in more detail above in the chart titled “Outstanding Equity Awards at Fiscal Year End”.
Officer Severance Benefit Plan
In March 2021, we adopted the NeuroPace, Inc. Officer Severance Benefit Plan (the “Severance Plan”) that provides severance and change in control benefits that applies to all officers designated as eligible participants thereunder, including Mr. Favet, Dr. Morrell, and Ms. Ridley.

In the event of an involuntary termination, that occurs during the time period commencing three months prior to and ending 24 months following a change in control (referred to as a change of control termination), we will provide our named executive officers with the following severance benefits, contingent upon receiving a release of claims in favor of our company, compliance with any existing confidentiality agreement, return of all company property, and agreement to resign from all officer and director positions (unless otherwise specified by us): (i) a lump sum cash payment equal to 12 months (or 18 months for Mr. Favet) of the officer’s base salary, (ii) a lump sum cash payment equal to (a) 100% (or 150% for Mr. Favet) of the officer’s annual target bonus multiplied by (b) a fraction, the numerator of which is the number of days between (and including) the start of the fiscal year in which the change in control termination occurs and the date of change in control termination and the denominator of which is 365, and (iii) up to 12 months (or 18 months for Mr. Favet) of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage. In addition, in the event of a change in control while the officer is still our employee, 100% of the officer’s unvested equity awards will vest in full and become immediately exercisable.
The Severance Plan also provides that, in the event of a covered termination that is not a change in control termination, as such terms are used in the Severance Plan, we will provide the following severance benefits to our named executive officers, contingent upon receiving a release of claims in favor of our company, compliance with any existing confidentiality agreement, return of all company property, and agreement to resign from all officer and director positions (unless otherwise specified by us): (i) a severance payment equal to 12 months the officer’s then-current base salary paid in installments and (ii) up to 12 months of COBRA coverage.
For the purposes of the Severance Plan, the following definitions apply:
•
“cause” generally means with respect to a particular officer the occurrence of any of the following events: (i) such officer’s commission or conviction of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such officer’s commission or attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) such officer’s material breach of fiduciary, contractual, statutory or common law duties to us; (iv) such officer’s intentional damage to any of our property; (v) such officer’s misconduct or other violation of company policy that causes harm; or (vi) conduct by such officer which in our good faith and reasonable determination demonstrates gross unfitness to serve.

•
“change in control” generally means (i) a consummated merger or similar transaction in which our stockholders cease to own more than 50% of the surviving entity’s voting power in substantially the same proportions as our securities pre-transaction; (ii) any transaction or series of related transaction where more than 50% of our voting power is transferred; or (iii) a consummated sale or other disposition of all or substantially all of our assets other than to certain related entities.

•	“change in control period” means the period beginning on the date that is three months prior to and ending on the date that is 24 months following the consummation of a change in control.
•
“change in control termination” generally means an involuntary termination that occurs within the change in control period. For such purposes, if the events giving rise to an officer’s right to resign for good reason arise within the change in control period, and the officer’s resignation occurs not later than thirty days after the expiration of the cure period, such termination shall be a change in control termination.

•
“good reason” for an officer’s resignation generally means the occurrence of any of the following events, conditions, or actions taken by us without cause and without such officer’s consent: (i) a material reduction of such officer’s annual base salary, which is a reduction of at least 10% (unless pursuant to a salary reduction program applicable generally to our similarly situated employees); (ii) a material reduction in such officer’s duties, responsibilities or authority; (iii) a relocation of such officer’s principal place of employment with us to a place that increases such officer’s one-way commute by more than fifty miles (excluding regular travel in the ordinary course of business); provided, however, that in each case above, for the officer’s resignation to be deemed to have been for good reason, the officer must first give us written notice of the action or omission giving rise to “good reason” within thirty days after the first occurrence thereof; we must fail to reasonably cure such action or omission within thirty days after receipt of such notice, or the cure period, and the officer’s resignation must be effective not later than thirty days after the expiration of the cure period.

•
“involuntary termination” generally means a termination of an officer’s employment by us without cause (excluding by reason of the officer’s death or disability) or such officer’s voluntary resignation for good reason.

Health and Welfare Benefits
All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
401(k) Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”). Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan.
Employee Cash Incentive Plan
Our Board of Directors adopted our Employee Cash Incentive Plan (the “Cash Incentive Plan”), in March 2021. Our Cash Incentive Plan amends, restates and supersedes in its entirety the 2021 Corporate Bonus Plan for Non-Field Employees and provides for the grant of cash-based incentive awards to selected employees, including each of our named executive officers, which are also performance-based cash awards under the 2021 Plan. The following summary describes the material terms of our Cash Incentive Plan. This summary is not a complete description of all provisions of our Cash Incentive Plan and is qualified in its entirety by reference to our Cash Incentive Plan, which is filed as an exhibit to our Annual Report on Form 10-K.
Administration. Our Cash Incentive Plan is administered by our Chief Executive Officer for employees at the director-level or below and by our Compensation Committee for our officers and other above director-level employees. As used in this summary, the term “Administrator” refers to our Compensation Committee or Chief Executive Officer, as applicable. The Administrator has the discretionary authority to, among other things, determine award recipients, grant awards, establish all terms and conditions of awards, interpret the Cash Incentive Plan and awards, approve target and actual awards, adopt sub-plans, prescribe rules for administration, interpretation and application of the Cash Incentive Plan, and otherwise do all things necessary or desirable to carry out the purposes of our Cash Incentive Plan.
Eligibility and Participation. Our employees and those of our affiliates will be eligible to participate in our Cash Incentive Plan and will be selected from time to time by the Administrator to participate in our Cash Incentive Plan.
Awards; Performance Criteria. Awards under our Cash Incentive Plan will be made based on, and subject to, achieving specified performance goals established by the Administrator in its discretion for the applicable performance period. The target award will be set in a participant’s written employment offer letter or other written agreement with us or otherwise communicated in writing by the Administrator. For each award granted under our Cash Incentive Plan, the Administrator will establish the performance goals applicable to the award for the specified performance period, the amount or amounts payable if the performance goals are achieved and such other terms and conditions as the Administrator deems appropriate. The performance goals may be on the basis of any factors the Administrator determines relevant, and may be on an individual, divisional, business unit or company-wide basis as permitted by the 2021 Plan. The performance goals may differ from participant to participant and from award to award.
Payments Under an Award. A participant will be entitled to payment under an award only if all conditions to payment have been satisfied in accordance with our Cash Incentive Plan and the terms of the award. Following the end of a performance period, the Administrator will determine whether and to what extent the applicable performance goals have been satisfied and will determine the amount payable under each award. The Administrator has the discretionary authority to increase or decrease the amount actually paid under any award. The actual cash award amounts will be fully paid in cash (or its equivalent) on such dates as are determined by the Administrator. Participants must be employed by us in good standing on the bonus payment date to be eligible to receive payment.
Amendment and Termination. The Administrator may (i) amend our Cash Incentive Plan and the terms of any outstanding award granted under the Cash Incentive Plan or (ii) terminate the Cash Incentive Plan, provided that any amendment will not alter or impair any participant’s rights or obligations under any actual cash award amount previously earned without their consent.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2022
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,202,792(2)	$2.39(3)	1,873,886(4)(5)
Equity compensation plans not approved by security holders	—	—	—
Total	5,202,792	$2.39	1,873,886
(1)	Includes our 2020 Stock Plan (the “2020 Plan”), our 2021 Equity Incentive Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan (the “ESPP”).
(2)
Includes our 2020 Plan and 2021 Plan, but does not include future rights to purchase common stock under our ESPP, which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(3)
Reflects the weighted-average exercise price of our outstanding stock options and restricted stock units. Restricted stock units have no exercise price. The weighted-average exercise price of just our outstanding stock options is $3.61. We have no outstanding warrants.

(4)
Includes our 2021 Plan and our ESPP. Stock options or other stock awards granted under the 2020 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2021 Plan.

(5)
The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each fiscal year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to (i) 5% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, or (ii) a lesser number of shares determined by our Board of Directors prior to January 1st of a given fiscal year. In addition, our ESPP provides that the total number of shares reserved for issuance thereunder will automatically increase on January 1st each year, starting on January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (a) 1% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (b) 1,160,000 shares of our common stock, or (c) a lesser number determined by our Board of Directors prior to the applicable January 1st. Accordingly, on January 1, 2023, the number of shares of common stock available for issuance under our 2021 Plan and our ESPP increased by 1,252,287 shares and 250,457 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

DIRECTOR COMPENSATION
The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of all of our non-employee directors:
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Lisa Andrade	57,500	57,497	114,997
Frank Fischer	77,967	57,497	135,464
Greg Garfield(2)	63,516	57,497	121,013
Rakhi Kumar	60,000	57,497	117,497
Joseph S. Lacob	45,000	57,497	102,497
Renee Ryan	57,500	57,497	114,997
(1)
The amounts disclosed represent the aggregate grant date fair value of the stock options, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. This amount does not reflect the actual economic value that may be realized by our non-employee directors. Only one stock option was granted to each of our non-employee directors in 2022.

(2)
Mr. Garfield has notified the Board of Directors that he will not stand for re-election at the Annual Meeting and will therefore step down as a director upon the expiration of his term at the conclusion of the Annual Meeting.

As of December 31, 2022, each of the above non-employee directors held options to purchase shares of our common stock as follows: Ms. Andrade, 30,089 shares; Mr. Fischer, 39,951 shares; Mr. Garfield, 39,951 shares; Ms. Kumar, 39,951 shares; Mr. Lacob, 39,951 shares; and Ms. Ryan, 39,951 shares.
In addition, in January 2023, Uri Geiger was elected to our Board of Directors as a Class III director. In accordance with our non-employee director compensation policy (described further below under “Non-Employee Director Compensation Policy”), Dr. Geiger was granted a non-statutory stock option to purchase 120,521 shares of our common stock with an exercise price per share equal to $1.535, the per share fair market value of the underlying common stock on the date of grant. Subject to Dr. Geiger’s continued service with us on each applicable vesting date, 1/36th of the shares subject to the option will vest on a monthly basis over the three-year period following the date of grant. Furthermore, Dr. Geiger will be entitled to an annual cash retainer for his service in accordance with our non-employee director compensation policy, which includes an annual retainer of $40,000 for serving on the Board of Directors.
Non-Employee Director Compensation Policy
In April 2021, our Board of Directors approved a policy for setting annual non-employee director compensation. Pursuant to the policy, we pay each of our non-employee directors annual cash retainers, paid quarterly in arrears, as follows:
Retainer for each non-employee member of the Board:	$40,000
Additional retainer for Chair of the Board:	35,000
Additional retainer for Chair of Audit Committee:	20,000
Additional retainer for Chair of Compensation Committee:	15,000
Additional retainer for Chair of Nominating and Corporate Governance Committee:	10,000
Additional retainer for non-Chair members of Audit Committee:	10,000
Additional retainer for non-Chair members of Compensation Committee:	7,500
Additional retainer for non-Chair member of Nominating and Corporate Governance Committee:	5,000
Each new non-employee director who joins our Board of Directors will receive an option to purchase shares of common stock under the 2021 Plan, for the number of shares as shall equal $185,000 divided by fair market value per share of our common stock, based on the closing price on the date of grant, and having an exercise price per share equal to the per share fair market value of the underlying common stock based on the closing price on the date of grant. One-thirty-sixth of the shares subject to the option will vest on a monthly basis over the three-year period following the date of grant, subject to the non-employee director’s continuous service with us on each applicable vesting date.

On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase shares of common stock under the 2021 Plan for the number of shares as shall equal $115,000 divided by fair market value per share of our common stock based on the closing price on the date of grant, and having a per share exercise price equal to the per share fair market value of the underlying common stock based on the closing price on the date of grant. The shares subject to this option will vest upon the earlier of the one-year anniversary of the grant date or immediately prior to the next annual meeting.
All then outstanding non-employee director options will vest upon a change in control of us, subject to the non-employee director’s continuous service with us through the date of our change in control.
In November 2022, our Board of Directors approved an update to the policy, allowing each non-employee director to elect to receive fully vested shares of our common stock in lieu of his or her annual cash retainer.
Indemnification
We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service to us. Under our Bylaws, we are required to indemnify our directors and officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnity agreements with certain executive officers and directors. These agreements provide, among other things, that we will indemnify the executive officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended December 31, 2022, except for one late Form 4 filing reporting one option grant by each of Ms. Andrade, Mr. Fischer, Mr. Garfield, Ms. Kumar, Mr. Lacob and Ms. Ryan due to an administrative error.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Certain Related Person Transactions
The following is a summary of transactions since January 1, 2021, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation.”
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.
Participation in our Initial Public Offering
In April 2021, Messrs. Garfield and Fischer and Ms. Ridley participated in our initial public offering of our common stock, in which we raised gross proceeds of $117.3 million. Messrs. Garfield and Fischer and Ms. Ridley purchased 13,235, 50,000 and 2,352 shares of our common stock, respectively, at the initial public offering price of $17.00 per share, for a gross purchase price of $224,995, $850,000 and $40,000, respectively.
Policies and procedures for related person transactions
Our board of directors has adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
All of the transactions described in this section were entered into prior to the adoption of this policy.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to NeuroPace, Inc., Attention: Stock Administrator, 455 N Bernardo Avenue, Mountain View, CA 94043 or via email at stockadmin@neuropace.com or contact Stock Administrator at 1-877-676-3876. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ Irina Ridley
Irina Ridley, Chief Legal Officer and Corporate Secretary
April 25, 2023
Our Annual Report on Form 10-K and this Proxy Statement are posted on our website at https://investors.neuropace.com/financial-information/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Investor Relations, C/O Office of the CFO, NeuroPace, Inc., 455 N. Bernardo Avenue, Mountain View, CA 94043.

NEUROPACE

NEUROPACE, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you access the website then follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09999-P89354 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROPACE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two director nominees for Class II directors, each to serve until our 2026 Annual Meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lisa Andrade
02) Joseph Lacob

The Board of Directors recommends you vote FOR the following proposal:

NOTE: At their discretion, the proxies are authorized, to the extent permitted by SEC rules, to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V10000-P89354

NeuroPace, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
June 7, 2023

The stockholder(s) hereby appoint(s) Michael Favet and Rebecca Kuhn, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NeuroPace, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m., Pacific Time on Wednesday, June 7, 2023, through a live webcast at www.virtualshareholdermeeting.com/NPCE2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE